Exhibit (10.1)

AMENDMENT TO
RESTRICTED STOCK UNIT AGREEMENT
This Amendment to Restricted Stock Unit Agreement (“Amendment”) is entered into by Clearwater Paper Corporation (the “Corporation”) and Linda K. Massman (“Ms. Massman”).

RECITALS

A.    In connection with the grant of Restricted Stock Units by the Corporation to Ms. Massman upon her assuming the position of Chief Executive Officer of the Corporation, the Corporation and Ms. Massman entered into a Restricted Stock Unit Agreement, dated as of January 1, 2013 (the “Agreement”).
B. The parties now wish to enter into this Amendment to modify certain of the provisions of the Agreement upon the terms and conditions set forth below.
NOW, THEREFORE, for valuable consideration, the parties agree as follows:
1.    Deletion of Section 12. Section 12 of the Agreement is hereby deleted in its entirety.
2.    No Further Modification. All other provisions of the Agreement will be unaffected by this Amendment and shall remain in full force and effect. The defined terms used in the Agreement have the same meanings when used in this Amendment unless otherwise indicated.
IN WITNESS WHEREOF, each party has or has caused this Amendment to be executed as of the respective date set forth below.

CORPORATION:

Clearwater Paper Corporation, a Delaware corporation
By:	/s/ Kari Moyes
Name:	Kari Moyes
Title:	SVP, Human Resources
Date:	1/28/2015

LINDA K. MASSMAN:
/s/ Linda Massman
Linda K. Massman

Date:	1/28/2015